UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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DATAWAVE SYSTEMS INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DATAWAVE SYSTEMS INC.
13575 Commerce Parkway, Suite 110
Richmond, British Columbia
CANADA V6V 2L1
Dear Stockholder:
      On behalf of the Board of Directors, I cordially invite you to the annual meeting of the stockholders (the “Annual Meeting”) of DataWave Systems Inc. that will be held on Monday, August 8, 2005 at offices of our company located at 13575 Commerce Parkway, Richmond, British Columbia, Canada, at the hour of 10:00 a.m. (local time in Vancouver, B.C.). I hope that you will be able to attend in person. Following the formal business of the Annual Meeting, management will be available to respond to your questions.
      At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

(1) To elect three directors to our board of directors;

(2) To ratify the selection of Deloitte & Touche LLP., Chartered Accountants, as independent auditors for the fiscal year ending March 31, 2006;

(3) To approve amendments to our company’s 2000 Stock Option Plan;

(4) To authorize the Board of Directors, at its discretion, to implement a reverse split of all the authorized shares in the capital of the company at a ratio no less than one-to-five and no greater than one-to-ten, the specific ratio as determined by the Board in its sole discretion;

(5) To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
      After careful consideration and consultation with its legal and financial advisors, the Board of Directors has approved, and recommends that the stockholders vote “FOR” the directors nominated by the Board, and “FOR” each of the other matters for stockholder approval.
      The Board of Directors has fixed the close of business on July 6, 2005 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. At the Annual Meeting, each holder of record of common shares of our company on the record date will be entitled at the meeting to one vote for each share of common stock held on each matter properly brought before the Annual Meeting.
      Details of the names and qualifications of the nominees for directors, the ratification of the selection of independent auditors, the amendments to the 2000 Stock Option Plan, the reverse split of our company’s shares and other important information are set forth in the accompanying Proxy Statement and should be considered carefully by stockholders.
      I hope that you will attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting and regardless of the number of shares in our company that you own, please complete, date and sign the enclosed proxy card and return it promptly in the accompanying envelope. You may, of course, attend the Annual Meeting and vote in person, even if you have previously returned your proxy card. A copy of our company’s 2005 Annual Report on Form 10-KSB is also enclosed.

Sincerely,

DATAWAVE SYSTEMS INC.

By:	/s/ Joshua Emanuel

Joshua Emanuel, Chairman of the Board
Dated: July , 2005

DATAWAVE SYSTEMS INC.
13575 Commerce Parkway, Suite 110
Richmond, British Columbia
CANADA V6V 2L1
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AUGUST 8, 2005
10.00 A.M.
TO THE STOCKHOLDERS OF DATAWAVE SYSTEMS INC.:
      NOTICE IS HEREBY GIVEN that DataWave Systems Inc., a Delaware corporation, will hold its Annual Meeting of Stockholders on Monday, August 8, 2005 at 13575 Commerce Parkway, Suite 110, Richmond, British Columbia, Canada, at the hour of 10:00 a.m. (local time). The Annual Meeting is being held for the following purposes:

(1) To elect three directors to our board of directors;

(2) To ratify the selection of Deloitte & Touche LLP, Chartered Accountants, as independent auditors for the fiscal year ending March 31, 2006;

(3) To approve amendments to the company’s 2000 Stock Option Plan;

(4) To authorize the Board of Directors to, at its discretion, effect a reverse split of the shares in the capital of the company at a ratio no less than one-to-five and no greater than one-to-ten, the specific ratio as determined by the Board in its sole discretion;

(5) To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
      The Board of Directors has fixed the close of business on July 6, 2005 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement. Holders of our company’s common shares on the record date are entitled to participate in and vote at the Annual Meeting. Each common shares represented at the meeting will be entitled to one vote on each matter properly brought before the Annual Meeting.
      Your attention is directed to the accompanying proxy statement and exhibits which summarize each item. Stockholders who do not expect to attend the Annual Meeting in person and who are entitled to vote are requested to date, sign and return the enclosed proxy as promptly as possible in the enclosed envelope.
      THE VOTE OF EACH STOCKHOLDER IS IMPORTANT. YOU CAN VOTE YOUR SHARES BY ATTENDING THE ANNUAL MEETING OR BY COMPLETING AND RETURNING THE PROXY CARD SENT TO YOU. PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE COMPLETED AND SUBMITTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Joshua Emanuel

Joshua Emanuel, Chairman of the Board
Dated: July , 2005

DATAWAVE SYSTEMS INC.
13575 Commerce Parkway, Suite 110
Richmond, British Columbia
CANADA V6V 2L1
PROXY STATEMENT
INFORMATION CONCERNING VOTING AND SOLICITATION
     General
      The enclosed proxy is solicited on behalf of the Board of Directors of DataWave Systems Inc., a Delaware corporation, for use at the annual meeting of Stockholders to be held on August 8, 2005 at 10.00 a.m. (local time) or at any continuation, postponement or adjournment thereof (the “Annual Meeting”), for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. We intend to mail this proxy statement and accompanying proxy card on or about July 11, 2005 to all stockholders entitled to vote at the Annual Meeting. The Annual Meeting will be held at 13575 Commerce Parkway, Richmond, British Columbia, Canada.
     Who Can Vote
      You are entitled to vote if you were a holder of record of common shares of our company as of the close of business on July 6, 2005. Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.
     Shares Outstanding and Quorum
      As of the record date, there were 46,826,834 common shares issued and outstanding. In order to carry on the business of the Annual Meeting, a quorum must be present. Under our bylaws, the presence, in person or by proxy, of stockholders representing at least one-third of the issued and outstanding shares of our company entitled to vote constitutes a quorum.
     Approval Requirements
      Under Delaware law and our Certificate of Incorporation, assuming the presence of a quorum, the director nominees with the highest number of votes will be elected as directors of our company, and for Proposals 2 and 3 to pass, the votes cast in favor must exceed the votes cast against the proposal. For Proposal 4 to pass, a majority of all the issued and outstanding shares must vote in favor.
     Proxy Card and Revocation of Proxy
      In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy card, signing and dating the proxy card and returning it in the accompanying envelope. If no directions are given and the signed proxy is returned, the proxy holders will vote the shares in favor of Proposals 1 to 4 and at their discretion on any other matters that may properly come before the Annual Meeting. The Board knows of no other business that will be presented for consideration at the Annual Meeting.
      Any stockholder giving a proxy has the power to revoke the proxy at any time before the proxy is voted. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the stockholder or by his attorney authorized in writing, or, if the stockholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the offices of our transfer agent, Computershare Trust Company of Canada, 4th Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, at any time up to and including the last business day preceding the day of the Annual Meeting, or with the chairman of the Annual Meeting on the day of the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

     Voting of Shares
      Stockholders of record on July 6, 2005 are entitled to one vote for each common share that they own on all matters to be voted upon at the Annual meeting. You may vote in person or by completing and mailing the enclosed proxy card. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.
     Counting of Votes
      All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions. Shares represented by proxies that reflect abstentions as to a particular proposal will be counted as present and entitled to vote for purposes of determining a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or other proposals, but will have the practical effect of a “No” vote on Proposal 4 with respect to the reverse split. Brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients’ proxies in their own discretion, to the extent permitted under the rules of the National Association of Securities Dealers. Shares represented by proxies that reflect a broker “non-vote” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” will be treated as unvoted for purposes of determining approval of a proposal and will not be counted as “for” or “against” that proposal, but will have the practical effect of a “No” vote on Proposal 4 with respect to the reverse split. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority or does not have instructions from the beneficial owner.
     Solicitation of Proxies
      We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, depositories, fiduciaries and custodians holding shares of our company in their names that are beneficially owned by others to forward to these beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to the beneficial owners of our company’s shares. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or other regular employees of our company. No additional compensation will be paid to directors, officers or other regular employees for such services.
     Dissenting Stockholder Rights
      Dissenting stockholders have no appraisal rights under Delaware law or under our Certificate of Incorporation or Bylaws in connection with the matters to be voted on at the Annual Meeting.
     Advice to Beneficial Holders of Common Shares of Our Company
      The information set forth in this section is of significant importance to many stockholders, as a substantial number of stockholders do not hold shares in their own name. Stockholders who do not hold their shares in their own name (referred to in this proxy statement as “Beneficial Stockholders”) should note that only proxies deposited by stockholders whose names appear on our records as the registered holders of common shares can be recognized and acted upon at the Annual Meeting. If the common shares are listed in an account statement provided to a stockholder by a broker, then in almost all cases those shares will not be registered in the stockholder’s name on our records. Such shares will more likely be registered under the names of the stockholder’s broker or an agent of that broker. In the United States, the vast majority of such shares are registered under the name of Cede & Co. as nominee for The Depositary Trust Company (which acts as depositary for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms). Beneficial Stockholders should ensure that instructions respecting the voting of their common shares are communicated to the appropriate person.
      Applicable securities regulations require intermediaries/ brokers to seek voting instructions from Beneficial Stockholders in advance of stockholders’ meetings. Every intermediary/ broker has its own mailing procedures and provides its own return instructions to stockholders, which should be carefully followed by Beneficial Stockholders in order to ensure that their common shares are voted at the Annual Meeting. The form of proxy supplied to a Beneficial

Stockholder by its broker (or the agent of the broker) is similar to the Form of Proxy provided by us to registered stockholders. However, its purpose is limited to instructing the registered stockholder (the broker or agent of the broker) how to vote on behalf of the Beneficial Stockholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communication Services (“ADP”). ADP typically applies a special sticker to proxy forms, mail those forms to the Beneficial Stockholders. Beneficial Stockholders should return the proxy forms to ADP. ADP then tabulates the results of all instructions received and provide appropriate instructions respecting the voting of shares to be represented at the Annual Meeting. A Beneficial Stockholder receiving an ADP proxy cannot use that proxy to vote his or her shares directly at the Annual Meeting — the proxy must be returned to ADP well in advance of the Annual Meeting in order to have his or her shares voted at the Annual Meeting.
      Although a Beneficial Stockholder may not be recognized directly at the Annual Meeting for the purposes of voting shares registered in the name of his broker (or agent of the broker), a Beneficial Stockholder may attend at the Annual Meeting as proxyholder for the registered stockholder and vote the shares in that capacity. Beneficial Stockholders who wish to attend at the Annual Meeting and indirectly vote their shares as proxyholder for the registered stockholder should enter their own names in the blank space on the instrument of proxy provided to them and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Annual Meeting.
      Alternatively, a Beneficial Stockholder may request in writing that his or her broker send to the Beneficial Stockholder a legal proxy which would enable the Beneficial Stockholder to attend at the Annual Meeting and vote his or her shares.
PROPOSAL 1
ELECTION OF DIRECTORS
Number of Directors
      Our Bylaws provide that the number of directors which constitute our Board of Directors shall be a minimum of one and a maximum of eight unless and until otherwise determined by a resolution of the Board. Each director is elected by a plurality of votes at each annual meeting, continuing in office until the next annual meeting of stockholders and until such director’s successor is elected and has been qualified, or until such director’s earlier death, resignation or removal. Currently our Board of Directors is comprised of three directors. The Board meets periodically to review significant developments affecting the Company and to act on matters requiring Board approval.
Nominees for Election
      Set forth below is biographical information for each person nominated.
JOSHUA EMANUEL — Chairman, CEO and Director since July 1999.
      Mr. Emanuel is responsible for the day to day operations of our company. Business Executive; Chairman since July 2002, President and CEO of our company from 1999 to present; VP of Sales and Marketing of the Company’s U.S. subsidiary from 1997 to 1999; VP of Sales and Marketing of Freemont Quality Products from 1994 to 1997; President of Interurbain Communications from 1995 to 1997; President of Colorama Photo Inc. from 1983 to 1997. Mr. Emanuel holds a Bachelor of Engineering degree in mechanical engineering.
JOHN X. ADILETTA — Director since December 2003
      Mr. Adiletta is principal of PCS Management Group, based in Bernardsville, New Jersey and the Chief Executive Officer and a director of Somerset International Group, Inc., a public holding company, located in Bedminster, New Jersey. As an experienced executive in the telecommunications industry, Mr. Adiletta brings expertise in managing high growth and capital intensive operations to our board of directors. Mr. Adiletta was the CEO of Teleservices Group, Inc., a private company that sought bankruptcy protection in 2002. Mr. Adiletta holds a B.A. degree from Clark University.
VIJAY FOZDAR — Director since September 2003
      Mr. Fozdar is Chief Executive Officer and a Director of AsiaDemand, Inc., a China-based distribution and technology transfer firm. He is Vice Chairman of OilChina, a subsidiary of China National Petroleum Corporation and

Vice-Chairman of Sino-ChangChing, both AsiaDemand joint ventures. Mr. Fozdar is also Senior Managing Director of Bristol WorldSource, Inc., a mergers and acquisitions advisory firm. Mr. Fozdar holds a Bachelor of Science degree in Finance and Applied Economics from the University of California at Berkley.
THE BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE FOR EACH OF THE NOMINEES.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      We have set forth in the following table as of June 24, 2005 certain information regarding our common shares beneficially owned by the following persons or groups:

•	each stockholder we know to be the beneficial owner of 5% or more of our common shares;

•	each Named Executive Officer identified in the Executive Compensation table below;

•	each of our current directors and director nominees; and

•	all of our executive officers and directors as a group.
      As of June 24, 2005 there were 46,826,834 common shares of our company issued and outstanding. The following table is based upon information supplied by such major stockholders, executive officers, and directors. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that the each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him. To our knowledge, there are no voting arrangements among our stockholders. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities, and a person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.

	Number of
	Common Shares		Percentage of
	Beneficially		Issued Share
Name and Address of Stockholder	Owned		Capital

Integrated Data Corp.(1)	32,409,530	(2)	59.66%
625 West Ridge Pke Conshohocken, PA USA 19428
Joshua Emanuel	2,043,871	(3)	4.23%
Wayne, New Jersey
John Gunn	350,000	(4)	*
North Vancouver, British Columbia
David Knox	500,000	(5)	1.06%
West Orange, New Jersey
John Adiletta	200,000	(6)	*
Bernardsville, New Jersey
Vijay Fozdar	200,000	(7)	*
Chino Hills, California
Directors and Executive Officers as Group (9 persons)	3,634,871	(8)	7.31%

*	less than 1%

(1)	Management is unaware of all the beneficial owners of the shares of Integrated Data Corp. Ltd., a Delaware company whose shares trade on the NASD OTCBB.

(2)	This includes option to acquire 7,500,000 common shares of our company under the terms of a convertible promissory note in the principal amount of $600,000, at a conversion rate of $0.08 per share. See “Certain Relationships and Related Transactions” below for more detail.

(3)	Includes 1,450,000 shares subject to stock options that are exercisable within 60 days of June 24, 2005 (“Vested Options”) held by Mr. Emanuel.

(4)	Includes 300,000 shares subject to Vested Options held by Mr. Gunn

(5)	Consists entirely of shares subject to Vested Options held by Mr. Knox.
(6)	Consists entirely of shares subject to Vested Options held by Mr. Adiletta.
(7)	Consists entirely of shares subject to Vested Options held by Mr. Fozdar.
(8)	Consists of Joshua Emanuel, John Gunn, William Turner, David Knox, David Linton, John Adiletta, Vijay Fozdar, Larry Wetzel and Ardeshir Darabi. See “Management” below. Includes an aggregate of 2,900,000 shares subject to Vested Options held by such persons.

MANAGEMENT
      The following table sets forth the names, positions and ages of our executive officers and directors as of June 24, 2005.

Name	Position Held with the Company	Age	Date First Elected or Appointed

Joshua Emanuel	Chief Executive Officer, Director (1)	55	Chairman of the Board of Directors — July 2002 Director — July 1999
John Gunn	General Manager Chief Financial Officer,	62	July 1999 March 2003
David Knox	Chief Operating Officer Vice President, Chief Technology Officer	43	April 2004 April 2000
Larry Wetzel	Vice President, Sales US	57	April 2004
David Linton	Vice President, Sales and Marketing Canada	48	February 2003
William Turner	Vice President, Business Development	44	July 1999
Ardeshir Darabi	General Counsel Secretary	38	February 2005
John X. Adiletta	Director (1)(2)(3)	56	December 2003
Vijay Fozdar	Director (1)(2)(3)	55	September 2003

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Corporate Governance Committee
      All our directors serve until the next annual meeting of stockholders or until their successors are elected and qualify. Our officers serve at the discretion of the board of directors. There are no arrangements or understandings among any of our directors or officers. There are no family relations among any of our directors or officers.
      Two of the three directors on our Board of Directors are “independent” within the meaning of the listing standards of The Nasdaq Stock Market.
      For the biographical summary of our current directors, Messrs. Emanuel, Adiletta and Fozdar, see “Proposal 1. Election of Directors” above. Biographical information for each of our other executive officers is as follows:
JOSHUA EMANUEL
      See “Proposal 1. Election of Directors” above.
LARRY WETZEL
      Mr. Wetzel is responsible for our U.S. sales efforts, management of the U.S. sales force, and management of the AT&T relationship. Mr. Wetzel joined us in April 2004; prior to that he held senior sales positions with AT&T.
JOHN GUNN
      Mr. Gunn is responsible for the financial management and supervision of the affairs and business of our company. As well, he is responsible for the North American operations of our company. He has been with us since 1997.

DAVID KNOX
      Mr. Knox is responsible for Canadian and US sales, research and development efforts and management of our technology infrastructure and has been with us since April 2002. Prior to that, he was Vice President of Operations of Automated Technology Machines Incorporated from 1995 to 2000.
DAVID LINTON
      Mr. Linton is responsible for our Canadian business sales and marketing. He was Business Development Manager of DataWave Prepaid Card Company and predecessor phone card companies from 1997 to present.
BILL TURNER
      Mr. Turner is responsible for our overall business development and marketing; he has been with us since 1993.
ARDESHIR DARABI
      Mr. Darabi is a corporate and intellectual property lawyer. Prior to joining DataWave he was in private practice for seven years. Mr. Darabi holds an LL.B. from the University of British Columbia and was called to the British Columbia Bar in 1998. He is also a trademark agent. Prior to attending law school he obtained a B.A.Sc. in electrical engineering and practiced as an engineer for over four years.
JOHN X. ADILETTA — Director since December 2003
      See “Proposal 1. Election of Directors” above.
VIJAY FOZDAR — Director since September 2003
      See “Proposal 1. Election of Directors” above.
COMMITTEES OF THE BOARD OF DIRECTORS
      Standing committees of our board of directors are Audit Committee, Compensation Committee, and Nomination and Corporate Governance Committee.
      During fiscal year 2005, two meetings of the full Board, four meetings of the Audit Committee, three meetings of the Compensation Committee and one meeting of the Nomination and Corporate Governance Committee were held. All of the directors attended all of the meetings of the full Board and all or the meetings of the Committees of the Board on which they serve.

Audit Committee
      In the year ended March 31, 2005, there were four meetings held by the Audit Committee. The Audit Committee was formed in May 2000. The Audit Committee currently consists of Messrs. Fozdar and Adiletta. Mr. Fozdar is the Chair of the Audit Committee and is a non-employee director of our company. Each member of the Audit Committee is financially literate, and the Board has determined that Mr. Fozdar is an “audit committee financial expert.” Mr. Adiletta is also a non-employee director of our company. All of the members of the Audit Committee are independent as defined by Rule 4200(a) (14) of the NASD Rules. The Audit Committee assists the Board in fulfilling its responsibilities to provide oversight with respect to our financial statements and reports, our independent auditors, the system of internal controls and the audit process. This committee is directed to review the scope, cost and results of the independent audit of our books and records, the results of the annual audit with management and the adequacy of accounting, financial, and operating control; and to report to the Board, when so requested, on any accounting or financial matters. The committee annually reviews the qualifications and objectivity of our independent auditors, is responsible for selecting, retaining or replacing our independent auditors, reviews the scope, fees and result of their audit, reviews and approves any non-audit services and related fees, is informed of their significant audit findings and management’s responses thereto, and annually reviews the status of significant current and potential legal matters. The Board adopted a charter for the Audit Committee in September 2000 which has been amended from time to time. A copy of our audit Committee Charter is attached to the end of this proxy statement as Appendix A.

Audit Committee Report
      The Audit Committee has reviewed and discussed with management our audited consolidated financial statements as of and for the year ended March 31, 2005.

      The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.
      The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Deloitte & Touche LLP their independence.
      Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-KSB for the year ended March 31, 2005 filed with the Securities and Exchange Commission and our proxy statement for its 2005 Annual Meeting.
      Audit Committee of the Board of Directors
John Adiletta
Vijay Fozdar
      The material contained in this Audit Committee Report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing by us under the Securities Act, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.
Compensation Committee
      In the year ended March 31, 2005, there were two meetings held by the Compensation Committee. The Compensation Committee was formed in May 2000. The Compensation Committee currently consists of Messrs. Emanuel, Fozdar, and Adiletta. Mr. Fozdar is the Chair of the Committee and is a non-employee director of our company. Mr. Adiletta is also a non-employee director of our company. The Compensation Committee determines compensation for the Chief Executive Officer, reviews and makes recommendations regarding compensation of other officers, and supervises the administration of equity plans for executives and all employees. Except for plans that are, in accordance with their terms or as required by law, administered by the Board or another particularly designated group, the Compensation Committee also administers and implements all of stock option and other stock-based and equity-based benefit plans (including performance-based plans), recommends changes or additions to those plans, and reports to the Board on compensation matters.
Nomination and Corporate Governance Committee
      In the year ended March 31, 2005, there was one meeting held by the Nomination and Corporate Governance Committee. The Corporate Governance Committee was established in March 2003. The Nomination and Corporate Governance Committee currently consists of Messrs. Adiletta and Fozdar. The Nomination and Corporate Governance Committee recommends to the Board the adoption of corporate governance guidelines similar to those recommended by the U.S. Securities and Exchange Commission and as required by the Sarbanes-Oxley Act of 2002. Under the guidelines, the Board adopts a strategic planning process, which also identifies the principal risks of our business and ensures the implementation of an appropriate system to manage these risks.
Nomination Process
      Candidates for election to our Board of Directors are nominated by the Nomination and Corporate Governance Committee for nomination to the stockholders.
      In identifying candidates for directorship, the Nomination and Corporate Governance Committee seeks persons it believes to be knowledgeable in our business or having relevant industry experience, or some aspect of it which would benefit our company. Our Nomination and Corporate Governance Committee believes that the minimum qualifications for serving on our Board of Directors are that each director has an exemplary reputation and record for honesty and integrity in his or her personal dealings and business or professional activity. All directors should possess a basic understanding of financial matters, and have an ability to review and understand our financial statements and other reports and to discuss such matters intelligently and effectively. The Nomination and Corporate Governance Committee will take into account whether a candidate qualifies as “independent” under applicable SEC rules and exchange listing requirements. If a nominee is sought for service on the audit committee, the Nomination and Corporate Governance Committee will take into account the financial and accounting expertise of a candidate, including whether an individual qualifies as an “audit committee financial expert.” Each candidate also needs to exhibit qualities of independence in thought and action. Finally, a candidate should be committed to the interests of our stockholders; accordingly, persons who represent a particular special interest, ideology, narrow perspective or point of view would not, therefore, generally be considered good candidates for election to our Board.
      Candidates have traditionally been recommended to the Nomination and Corporate Governance Committee by our Chief Executive Officer or one of the other directors, and there has not been a formal process for identifying new director nominees. Our Nomination and Corporate Governance Committee also is open to receiving recommendations from stockholders as to potential candidates it might consider. The Nomination and Corporate Governance Committee gives equal consideration to all director nominees, whether recommended by our stockholders, management or current directors.
      A stockholder wishing to submit a director nomination should send a letter to the Board of Directors, c/o Corporate Secretary, DataWave Systems Inc., 13575 Commerce Parkway, Richmond, British Columbia. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The notice must also be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. In making recommendations, stockholders should be mindful of the discussion of minimum qualifications set forth above, although satisfaction of such minimum qualification standards does not imply that the Nomination and Corporate Governance Committee necessarily will nominate the person so recommended by a stockholder. In addition, for nominees for election to the Board proposed by stockholders to be considered, the following information must be timely submitted with the director nomination:

•	the name, age, business address and, if known, residence address of each nominee;

•	the principal occupation or employment of each nominee;

•	the number of shares of stock of DataWave Systems Inc. beneficially owned by each nominee;

•	the name and address of the stockholder making the nomination and any other stockholders known by such stockholder to be supporting such nominee;

•	the number of shares of stock of DataWave Systems Inc. beneficially owned by such stockholder making the nomination, and by each other stockholder known by such stockholder to be supporting such nominee;

•	any other information relating to the nominee or nominating stockholder that is required to be disclosed under SEC rules in order to have a stockholder proposal included in our proxy statement; and

•	a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the person named in its notice.
Stockholder Communication with the Board
      Stockholders who wish to communicate with our Board of Directors or with a particular director can send correspondence to our Corporate Secretary, c/o DataWave Systems Inc., 13575 Commerce Parkway, Richmond, British Columbia. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such correspondence must identify the author as a stockholder of DataWave Systems Inc., and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified directors.
      Depending on the subject matter of the communication, management will do one of the following:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the company or it is a stock related matter; or

•	not forward the communication if it is primarily commercial in nature, if it relates to an improper or irrelevant topic, or if it is unduly hostile, threatening, illegal or otherwise inappropriate.
      At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and shall make those communications available to the directors.
      In addition, any person who desires to communicate any matter specifically to our Audit Committee may contact the Audit Committee by addressing a letter to the Chairman of the Audit Committee, c/o Corporate Secretary, DataWave Systems Inc., 13575 Commerce Parkway, Richmond, British Columbia. Communications addressed to the

Audit Committee Chair may be submitted anonymously, in which event the envelope will not be opened for any purpose, other than appropriate security inspections. Otherwise, such mailing will be forwarded directly to the Chair of our Audit Committee for his or her review and follow-up action as he or she deems appropriate.
Certain Relationships and Related Transactions
      Except as otherwise disclosed herein, no director, executive officer, principal stockholder, or any associate or affiliate thereof, had any material interest, direct or indirect, in any transaction since the beginning of our last financial year that has materially affected us, or any proposed transaction that would materially affect us, except for an interest arising from the ownership of shares of our company where the person will receive no extra or special benefit or advantage not shared on a pro rata basis by all holders of shares in the capital of our company.
      On June 2, 2004, we entered into an agreement and plan of merger with Integrated Data Corp., our majority stockholder, pursuant to which our company would be merged with and into a wholly-owned subsidiary of Integrated Data Corp. However, subsequently on November 9, 2004, our company and Integrated Data Corp. mutually agreed to terminate the proposed merger. On March 3, 2005, we entered into a Merger Break-Up and Mutual Release Agreement with Integrated Data Corp., to settle issues surviving the termination of the merger agreement. The Merger Break-Up and Mutual Release Agreement, which was signed March 3, 2005, provides for retroactive effect to February 1, 2005.
      In the Merger Break-Up and Mutual Release Agreement, we agreed to pay to Integrated Data Corp. US$470,000 to compensate Integrated Data Corp. for expenses it incurred in negotiating and in partially performing its obligations under the merger agreement. In the Merger Break-Up and Mutual Release Agreement, Integrated Data Corp. agreed, among other things, to waive its right to appoint a director or directors to our Board of Directors. Our company paid $235,000 of the total of $470,000 in cash and we satisfied the balance of the obligation by issuing 2,937,500 common shares at a price of US$0.08 per share, which was the closing price (last sale) for our company’s common shares as reported on the OTC Bulletin Board on February 1, 2005, the date on of which our Board of Directors approved the basic terms of the Merger Break-Up and Mutual Release Agreement.
      On January 26, 2005, we announced that we had agreed with Integrated Data Corp. to buy back the exclusive international license granted to DataWave International Limited in April 1999, for $865,000. Integrated Data Corp. had acquired the license in December 2002. In connection with the repurchase of the license, we issued a $600,000 two year convertible, interest free promissory note to Integrated Data Corp., which note may be converted into common shares at a conversion rate of $0.08 per share for a total of 7,500,000 newly issued common shares. If Integrated Data Corp. elects not to exercise its right to convert the note to our common shares within the two year period, we will have the option to either repay Integrated Data Corp. the original loan amount in cash ($600,000) or convert the note into our common shares issued to Integrated Data Corp. at $0.08 per share for a total of 7,500,000 new issued common shares.
Section 16(a) Beneficial Reporting Compliance
      Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings.

      Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year 2005, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, with the exception of the following:

			Number of
			Transactions		Failure
	Number		Not Reported		to File
	of Late		on a Timely		Requested
Name	Reports		Basis		Forms

Integrated Data Corp.	2	(1)	3	(1)	1
Joshua Emanuel	2	(2)(3)	2	(2)(3)	Nil
John Gunn	1	(3)	1	(3)	Nil
David Knox	1	(3)	1	(3)	Nil
Bill Turner	1	(3)	1	(3)	Nil
Vijay Fozdar	1	(3)	1	(3)	Nil
John Adiletta	1	(3)	1	(3)	Nil
Ardeshir Darabi	2	(3)(4)	2	(3)(4)	Nil
Larry Wetzel	1	(3)	1	(3)	Nil

(1)	The named 10% stockholder, as applicable, filed a Form 5 regarding two transactions that occurred in a previous fiscal years and a late Form 4 regarding a transaction that occurred in fiscal year 2005.

(2)	The named officer and director filed a late Form 4 regarding a transaction that occurred in fiscal year 2005.

(3)	The named directors and officers filed a late Form 4 regarding the grant of stock options to them.

(4)	The named officers filed a late Form 3 relating to their initial appointment.
EXECUTIVE COMPENSATION
Compensation of Executive Officers
      The following table shows for each of the three fiscal years ended March 31, 2005, 2004 and 2003, respectively, certain compensation awarded or paid to, or earned by, the following persons (collectively, the “Named Executive Officers”):

•	Joshua Emanuel, our President and Chief Executive Officer;

•	David Knox, our Chief Operating Officer; and

•	John Gunn, our General Manager and Chief Financial Officer.
      Other than the Named Executive Officers, none of our executive officers earned more than $100,000 in salary and bonus for the 2005 fiscal year.

				Long Term
				Compensation
				Awards

		Annual Compensation		Securities
	Fiscal			Under
	Year	Salary		Options
Name and Position of Principal	Ending	(U.S. $)	Bonus	Granted

Josh Emanuel	2005	$236,667	Nil	1,450,000
President and CEO	2004	$222,000	Nil	Nil
	2003	$204,250	Nil	Nil
David Knox	2005	$186,347	Nil	400,000
Chief Operating Officer	2004	$165,000	Nil	Nil
	2003	$156,667	$9,000	100,000
John Gunn	2005	$122,884	Nil	300,000
General Manager, CFO	2004	$111,376	Nil	Nil
	2003	$78,074	Nil	Nil

Options Grants in the Last Fiscal Year
      During the 2005 fiscal year, the following stock options were granted to the Named Executive Officers.

	Number of
	Securities	Percent of Total
	Underlying	Options Granted
	Options	to Employees in
Name	Granted	Fiscal Year 2005	Exercise Price	Expiration Date

			($/Share)(1)
Joshua Emanuel	1,200,000	57%	$0.10	Jan. 31, 2010
	250,000		$0.135
David Knox	400,000	16%	$0.10	Jan. 31, 2010
John Gunn	300,000	12%	$0.10	Jan. 31, 2010

(1)	All referenced options are fully vested, and are exercisable at prices equal to or higher than the fair market value of the common shares on the respective dates of grant.
Aggregated Option Exercises and Fiscal Year End Option Values
      The following table presents information about options held by the Named Executive Officers and the value of those options as of March 31, 2005. None of the Named Executive Officers exercised any options in fiscal 2005.

	Number of Securities
	Underlying Unexercised		Value of Unexercised
	Options at Fiscal		In-the-Money Options
	Year End (#)		at Fiscal Year End ($)
	Exercisable /Unexercisable		Exercisable/ Unexercisable(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Joshua Emanuel	1,450,000	Nil	$107,250	$0
David Knox	500,000	Nil	$34,500	$0
John Gunn	300,000	Nil	$24,000	$0

(1)	The values for “in-the-money” options are calculated by determining the difference between the fair market value of the securities underlying the options as of March 31, 2005 ($0.18 per share on the OTC Bulletin Board) and the exercise price of the individual’s options.
Termination of Employment, Change in Responsibilities and Employment Contracts
      An employment agreement was entered into between the Company and Joshua Emanuel during fiscal 2005. No other employment contracts exist between us and any of the other Named Executive Officers.
      The employment agreement with Mr. Emanuel provides that Mr. Emanuel will have the option to terminate his employment with the company at anytime within one year after (i) a significant change in his duties and responsibilities; or (ii) a change in control of the company. In the event of such termination, Mr. Emanuel will be entitled to receive from the company as severance pay 150% of his annual salary rate prior to termination plus 150% of any bonus that he received in the previous year. The company will also have provide to him for a 12 month period after such termination life, disability and accident and group health insurance benefits substantially similar to those he was receiving prior to such termination.
      There are no other compensatory plans or arrangements with respect to the Named Executive Officers resulting from the resignation, retirement or other termination of employment or from a change of control.
Compensation of Directors
      We currently compensate our independent directors with annual cash compensation of $25,000. Non-employee directors are also granted 50,000 stock options. Members of the Audit Committee are granted additional 50,000 stock option. Employee directors are granted incentive stock options based on annual performance reviews. All stock option grants during fiscal 2005 were made pursuant to our 2000 Stock Option Plan.
      We have no other standard arrangement pursuant to which directors are compensated by us for their services in their capacity as directors.
      During the most recently completed fiscal year, we granted 200,000 stock options to our independent directors.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
      Deloitte & Touche LLP has audited our financial statements since March 10, 1996. The Audit Committee has selected Deloitte & Touche LLP as our company’s independent auditors for the year ending March 31, 2006, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.
      Stockholder ratification of the selection of Deloitte & Touche LLP as our independent auditors is not required under Delaware law, by our Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and its stockholders.
      Representatives of Deloitte & Touche attend all meetings of the Audit Committee. The Audit Committee reviews audit and non-audit services performed by Deloitte & Touche as well as the fees charged by Deloitte & Touche for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. Additional information concerning the Audit Committee and its activities with Deloitte & Touche can be found under “Committees of the Board of Directors” on page 11 of this proxy statement and “Audit Committee Report” on pages 6-7 of this proxy statement.
      Our Audit Committee has considered and determined that the services provided by Deloitte & Touche are compatible with maintaining the principal’s accountant’s independence.
      Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Fees Paid to Deloitte & Touche
      The following is a summary of the aggregate fees billed to us in fiscal 2005 and 2004 by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, including Deloitte Consulting, which are collectively referred to below as Deloitte & Touche.

	March 31,	March 31,
	2005	2004

Audit Fees
Annual audit fee	$138,824	$120,407
Quarterly reviews	$23,463	$29,564

Total audit fees	$162,287	$149,971

Audit Related Fees
Registration statement and other reviews	$39,887	$35,551
AICPA SAS 70 third party review	Nil	$22,173
Total audit related fees	$39,887	$57,724

Tax Fees	Nil	Nil

All Other Fees	Nil	Nil

Total	$202,174	$207,695

      Audit Fees ($162,287). This category includes the fees for the examination of our consolidated financial statements and the quarterly reviews of our interim financial statements. This category also includes advice on audit and accounting matters that arose during or as a result of the audit or the review of interim financial statements, and the preparation of an annual management letter on internal control matters.
      Audit Related Services ($39,887). Audit-related services are closely related to the financial audit process and primarily consist of statutory audits required by non-U.S. jurisdictions; audits of vendors and customers to confirm that contract terms of pricing and payment are being met; internal control advisory services; work on registration statements filed with the U.S. Securities and Exchange Commission; AICPA SAS to third party reviews; and related accounting advice.
      Tax and Other Services (Nil). Deloitte & Touche LLP did not perform any tax or other non-audit related services for our company.

Vote Required and Board of Directors’ Recommendation
      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.
THE BOARD OF DIRECTORS RECOMMENDS THAT
YOU VOTE FOR THE RATIFICATION OF SELECTION OF DELOITTE & TOUCHE
AS INDEPENDENT AUDITORS OF THE COMPANY.
PROPOSAL 3
AMENDMENT OF 2000 STOCK OPTION PLAN
      We have two stock option plans in place: the 1998 Stock Option Plan and the 2000 Stock Option Plan. Both plans have been approved by the stockholders of our company. As described below, we are proposing certain amendments to the 2000 Stock Option Plan. The purpose of these amendments are to clarify the plan to ensure that it is consistent with the requirement of the U.S. Internal Revenue Code for the granting of incentive stock options, as well as to delete obsolete requirements of the TSX Venture Exchange as our common shares are no longer traded on or subject to the requirements of that Canadian stock exchange.
Summary of Material Terms of Stock Option Plans
      Set forth below is a summary of the principal provisions of the 1998 and 2000 Stock Option Plans, copies of which may be obtained from the Secretary of the Company upon request.
      Under the terms of both Stock Option Plans, the Board of Directors or a committee of the Board (the “Plan Administrator”) may grant stock options to employees, officers, directors and independent consultants of our company and our subsidiaries for their contributions to our company. Options granted under both Stock Option Plans are generally not transferable by an optionee, and each option is exercisable only by such optionee. The expiry date will be fixed by the Plan Administrator but will be not later than the tenth anniversary of the award date and the exercise price of each option will be not less than 100% of the fair market value on the date of grant, and will generally be determined by reference to the market price for our shares for the ten trading days immediately preceding the day on which the Plan Administrator granted the option. In no cases will an optionee be granted an option where the number of shares that may be purchased by an optionee pursuant to the option exceed, when added to the number of shares available for purchase pursuant to options previously granted to the optionee which remain exercisable, 5% of our issued and outstanding share capital as of the award date of the option being granted.
      If an optionee’s employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee but is a member of our Board of Directors and his service as a director is terminated for any reason, other than death or disability, the option granted to him or her shall lapse to the extent unexercised on the earlier of the expiration date or three months following the date of termination. If the optionee dies during the term of his employment, the option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the option or the date one year following the date of the optionee’s death. If an employee’s employment is terminated for cause, his or her option will expire on the date of termination.
      We will not issue any further options under the 1998 Stock Option Plan. As of March 31, 2005, stock options granted under the 1998 Stock Option Plan in respect of 572,500 shares remain outstanding, of which 350,000 were issued to directors and officers of our company.
      We are authorized to issue options to acquire up to 5,266,720 common shares of our company under the 2000 Stock Option Plan (the “2000 Plan”). The only options under the 2000 Stock Option Plan were granted pursuant to resolutions of the Plan Administrator for the 2000 Plan, the Compensation Committee of our Board of Directors, on January 31, 2005 and February 18, 2005. These options were granted in respect of 2,750,000 common shares to the directors and certain officers of our company.

		Weighted		Weighted
	Year Ended	Average	Year Ended	Average
	March 31	Exercise	March 31,	Exercise
	2005	Price	2004	Price

Balance outstanding, beginning of period	4,448,902	$0.22	4,971,484	$0.22
Activity during the period:
Options granted(1)	2,750,000	0.10	450,000	0.21
Options exercised	—		—
Options cancelled/ Expired	(3,876,402)	0.25	(972,582)	0.19

Balance outstanding, end of period	3,322,500	$0.12	4,448,902	$0.22

      As at March 31, 2005, the following options to acquire common shares were outstanding:

	Number of
Number of	Exercisable
Options	Options	Exercise Price	Expiry Dates

572,500	514,167	$0.16-0.23	July 18, 2005 to July 31, 2007
2,400,000	2,200,000	$0.10	January 31, 2010
350,000	350,000	$0.135	January 31, 2010

3,322,500	3,064,167

U.S. Tax Effects of Participation in the 2000 Stock Option Plan
      Incentive Stock Options. Except as provided below with respect to the alternative minimum tax, the optionee will not recognize taxable income upon the grant or exercise of an incentive stock option. In addition, if the optionee holds the shares received pursuant to the exercise of the option for more than one year after the date of transfer of stock to the optionee upon exercise of the option and for more than two years after the option is granted, the optionee will recognize long-term capital gain or loss upon the disposition of the stock measured by the difference between the option exercise price and the amount received for such shares upon disposition.
      In the event that the optionee disposes of the stock prior to the expiration of the required holding periods (a “disqualifying disposition”), the optionee generally will recognize ordinary income to the extent of the lesser of (i) the fair market value of the stock at the time of exercise over the exercise price, or (ii) the amount received for the stock upon disposition over the exercise price. The basis in the stock acquired upon exercise of the option will equal the amount of income recognized by the optionee plus the option exercise price. Upon eventual disposition of the stock, the optionee will recognize long-term or short-term capital gain or loss, depending on the holding period of the stock and the difference between the amount realized by the optionee upon disposition of the stock and his basis in the stock.
      For alternative minimum tax purposes, the excess of the fair market value of stock on the date of the exercise of the incentive stock option over the exercise price of the option is included in alternative minimum taxable income for alternative minimum tax purposes. If the alternative minimum tax does apply to the optionee, an alternative minimum tax credit may reduce the regular tax upon eventual disposition of the stock.
      We will not be allowed an income tax deduction upon the grant or exercise of an incentive stock option. Upon a disqualifying disposition of shares by the optionee acquired upon exercise of the incentive stock option, we generally will be allowed a deduction in an amount equal to the ordinary income recognized by the optionee.
      Non-Qualified Stock Options. As in the case of incentive stock options, no income is recognized by the optionee on the grant of a nonqualified stock option. On the exercise by an optionee of a non-qualified option, generally the excess of the fair market value of the stock when the option is exercised over its cost to the optionee will be (a) taxable to the optionee as ordinary income and (b) generally deductible for income tax purposes by us. The optionee’s tax basis in his stock will equal his cost for the stock plus the amount of ordinary income he had to recognize with respect to the non-qualified stock option. Accordingly, upon a subsequent disposition of stock acquired upon the exercise of a non-qualified option, the optionee will recognize short-term or long-term capital gain or loss, depending upon the holding period of the stock equal to the difference between the amount realized upon disposition of the stock by the optionee and his basis in the stock.

Proposed Amendments to 2000 Stock Option Plan
      In the 2000 Plan there are references to the Canadian Venture Exchange that have become irrelevant as a result of the delisting of our shares from TSX Venture Exchange. We propose to amend the 2000 Plan to remove these and replace them with appropriate references as necessary. Along with the removal and replacement of reference to the Canadian Venture Exchange, we think that it is appropriate to amend certain provisions of the 2000 Plan to confirm and clarify the original intent of the 2000 Plan regarding grant of options that qualify under Section 422 of the United States Internal Revenue Code as “Incentive Stock Options” and options that do not qualify under that Section (“Non-Qualified Stock Options”). For option recipients who are subject to the United States tax laws, Incentive Stock Options have certain significant tax advantages over Non-Qualified Stock Options.
      Options for the following common shares have been granted under the 2000 Plan:

Number of
Name and Position	Common Share

Joshua Emanuel President and CEO	1,450,000
David Knox Chief Operating Officer and Vice President	400,000
John Gunn General Manager and CFO	300,000
Executive Group(1)	2,550,000
Non-Executive Director Group(2)	200,000

(1)	Consists of Joshua Emanuel, John Gunn, William Turner, David Knox, David Linton, Larry Wetzel and Ardeshir Darabi

(2)	Consists of John Adiletta and Vijay Fozdar.
      We propose the make the following amendments to the 2000 Stock Option Plan.

1. Section 3.1 of the 2000 Plan presently reads as follows:

“Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is a Director, Employee, or Management Company Employee of the Corporation or any Related Corporation (as defined below) (“Eligible Employees”) subject to tax in the United States.

We propose to amend Section 3.1 of the 2000 Plan to clarify that only our employees or employees of related companies may be granted Incentive Stock Options.

2. Section 3.2 of the 2000 Plan presently reads as follows:

“As used in this Plan, the terms “Consultant”, “Director”, “Employee”, or “Management Company Employee” shall be as those terms are defined in Section 1.2 of Policy 4.4 of the Canadian Venture Exchange (“CDNX”) Corporate Finance Manual (the “Manual”).”

The definitional references to the Corporate Finance Manual of the CDNX are irrelevant in light of our delisting from the TSX Venture Exchange. Furthermore, amended Section 3.1 (as proposed above) will not rely on any external definition except for the definition for “Related Corporation” which is provided elsewhere in the Plan. As such, we propose to delete Section 3.2 of the 2000 Plan in its entirety and renumber the remaining sections of Article 3.

3. Section 3.3 of the 2000 Plan presently reads as follows:

“Non-Qualified Stock Options may be granted to Eligible Employees, Consultants, and to such other persons (other than Directors subject to tax in the United States) who are not Eligible Employees as the Plan Administrator shall select, subject to any Applicable Laws.”

We propose to amend Section 3.3 of the 2000 Plan to clarify that Non-Qualified Stock Options may be granted to Eligible Employees and others. This includes include non-employee directors of our company who are subject to taxation in the United States.

4. Subsection 5.1(c)(iv) of the 2000 Plan presently reads as follows:

“With respect to Non-Qualified Stock Options, the exercise price per share shall be determined by the Plan Administrator at the time the Option is granted, but such price shall not be less than the closing trading price of the Common Stock on the CDNX on the last trading day preceding the date on which the Option is granted (or if the Common Stock is not then listed and posted for trading on the CDNX, on such other stock exchange on which the Common Shares are listed and posted for trading as may be selected by the Board of Directors). In the event that the Common Stock is not listed and posted for trading on any stock exchange or other quotation systems, the exercise price shall be the fair market value of the Common Stock as determined by the Plan Administrator.”

We propose to amend Subsection 5.1(c)(iv) of the 2000 Plan by deleting the references to the price of our shares on the Canadian Venture Exchange and replacing them with references to the price of our shares on any stock exchange or stock quotation system on which our common shares are traded.

5. Subsection 5.19(k)(i) of the 2000 plan currently reads as follows:

Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution or pursuant to a qualified domestic relations order, and shall not be subject to execution, attachment or similar process; provided however that, subject to applicable laws:

A. For Incentive Stock Options, any Agreement may provide or be amended to provide that a Non-Qualified Stock Option to which it relates is transferable without payment of consideration to immediate family members of the Optionee or to trusts or partnerships or limited liability companies established exclusively for the benefit of the Optionee and the Optionee’s immediate family members;

B. Any Agreement may provide or be amended to provide that an Incentive Stock Option to which it relates may be transferred by the Holder to a revocable trust with respect to which the Holder and the Holder’s spouse are the sole grantors to the extent permitted by the Code;

C. For Non-Qualified Stock Options, the Optionee’s heirs or administrators may exercise any portion of the outstanding Options within one year of the Optionee’s death.

We propose to amend Subsection 5.1(k)(i) of the Plan to clarify that only Non-Qualified Stock Options are permitted under the Plan to be transferred pursuant to qualified domestic relations orders, and that Incentive Stock Options may be transferred by will or pursuant to applicable laws of descent and distribution. We also propose to amend the subsection to clarify that an option agreement may permit transfer of only Non-Qualified Options to an optionee’s immediate family members or to a trust or holding company established for the benefit of the optionee or his or her immediate family members. We also propose to amend the subsection to clarify that both Incentive Options and Non-Qualified Options may be exercised by heirs and administrators of an optionee within one year after the optionee’s death.
      In order to effect the foregoing amendments to the 2000 Stock Option Plan, the following resolution must be passed by a majority of stockholder present that the Annual Meeting in person or by proxy:

“BE IT AND IT IS HEREBY RESOLVED THAT:

The 2000 Stock Option Plan (the “Plan”) of DataWave Systems Inc. be amended as follows:

1. Section 3.1 of the Plan be amended to read as follows:

“Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Corporation or any Related Corporation (as defined below) subject to tax in the United States (“Eligible Employees”).”

2. Section 3.2 of the Plan be deleted and the remaining sections of Article 3 of the Plan be renumbered.

3. Section 3.3 (3.2 after renumbering) of the Plan be amended to read as follows:

“Non-Qualified Stock Options may be granted to Eligible Employees and to such other persons who are not Eligible Employees as the Plan Administrator shall select, subject to any applicable laws.”

4. Subsection 5.1(c)(iv) be amended to read as follows:

“with respect to Non-Qualified Stock Options, the exercise price per share shall be determined by the Plan Administrator at the time the Option is granted, but such price shall not be less than the closing trading price of the Common Stock on any stock exchange or stock quotation system on which the Common Shares are listed or posted for trading on the last trading day preceding the date on which the Option is granted. In the event that the Common Stock is not listed and posted for trading on any stock exchange or other quotation systems, the exercise price shall be the fair market value of the Common Stock as determined by the Plan Administrator.”

5. Subsection 5.1(k)(i) to be amended to read as follows:

“Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution or, in the case of a Non-Qualified Stock Option, pursuant to a qualified domestic relations order, and shall not be subject to execution, attachment or similar process; provided however that, subject to applicable laws:

A. For Non-Qualified Stock Options, any Agreement may provide or be amended to provide that a Non-Qualified Stock Option to which it relates is transferable without payment of consideration to immediate family members of the Optionee or to trusts or partnerships or limited liability companies established exclusively for the benefit of the Optionee and the Optionee’s immediate family members;

B. For all Options, the Optionee’s heirs or administrators may exercise any portion of the outstanding Options within one year of the Optionee’s death.
PROPOSAL 4
REVERSE SPLIT OF SHARE CAPITAL
General
      Our Board of Directors authorized the submission to stockholders of the resolution set forth below approving an amendment to our Certificate of Incorporation to reveres split the authorized capital of our company, which currently consists of 100 million common shares with a par value of $0.001. Reverse split is also known as consolidation. If the special resolution is approved, our Board of Directors will have the authority, in its sole discretion, to select the exact consolidation ratio, provided that (i) the ratio may be no smaller than one post-consolidation share for every five pre-consolidation shares and no larger than one post-consolidation share for every ten pre-consolidation shares, and (ii) the number of pre-consolidation shares in the ratio must be a whole number of common shares (i.e., either five, six, seven, eight, nine or ten shares). Implementation of the reveres split will also result in the par value of our common shares increasing by the consolidation ratio. Approval of the special resolution by stockholders would give our Board of Directors authority to implement the reverse split at any time prior to March 31, 2006. In addition, notwithstanding approval of the proposed reverse split by stockholders, our Board of Directors, in its sole discretion, may revoke the special resolution, and abandon the reverse split without further approval or action by or prior notice to stockholders.
Background and Reasons for the Reverse Split
      Our Board of Directors believes that it is in the interest of stockholders of our company for our Board of Directors to have the authority to implement a reverse split. Our Board of Directors believes that a reverse split would have the effect of increasing the trading prices of our common shares, and the anticipated higher share price resulting from the reverse split may make our common shares more attractive to investors. In addition, the Board of Directors believes that our stockholders will benefit from relatively lower trading costs for a higher priced stock. The combination of potentially lower transaction costs and increased interest from investors could ultimately improve the trading liquidity of our common shares.
      Our Board of Directors believes that stockholder approval of a range of potential consolidation ratios (rather than a single consolidation ratio) provides the Board of Directors with maximum flexibility to achieve the desired results of the share consolidation. If the special resolution is approved, the reverse split will be implemented, if at all, only upon a determination by our Board of Directors that the reverse split is in the best interests of our company and its stockholders at that time. In connection with any determination to implement a reverse split, our Board of Directors will set the timing for such a reverse split and select the specific ratio from within the range of ratios set forth in the special resolution. Our Board of Directors’ selection of the specific ratio will be based primarily on the price level of our common shares at that time and the expected stability of that price level. No further action on the part of stockholders will be required in order for our Board of Directors to implement the reverse split. If our Board of Directors does not implement the reverse split before March 31, 2006 , the authority granted by the resolution to implement the reverse split on these terms will lapse and be of no further force or effect. No further approval or action by or prior notice to stockholders will be required in order for our Board of Directors to choose not to proceed with the reverse split.
Certain Risks Associated with the Reverse Split
      There can be no assurance that the total market capitalization of our common shares (the aggregate value of all common shares at the then market price) immediately after the proposed reverse split will be equal to or greater than the total market capitalization immediately before the proposed reverse split or that the per share market price of the our company’s common shares following the reverse split will remain equal to or higher than the product of per share market price and the consolidation ratio immediately before the reverse split.
      Although we anticipate that the market price of our common shares would increase from the reverse split, the increased price may not be sustainable. In addition, the post-reverse split market price may not equal or exceed the direct arithmetical result of the consolidation (that is, from five to ten times the pre-consolidation price, depending on the ratio selected by our board of directors). There are numerous factors and contingencies which would affect such price, including the status of the market for the common shares at the time, our company’s reported results of operations in future periods, and general economic, stock market and industry conditions.
      Accordingly, our total market capitalization after the proposed reverse split may be lower than the total market capitalization before the proposed reverse split and, in the future, the market price of our common shares may not exceed or remain higher than the market price prior to the proposed reverse split.
      If the reverse split is implemented, the resulting per share market price may not attract investors, and consequently, the trading liquidity of our common shares may not improve.
      While our Board of Directors believes that a higher share price may help generate investor interest in our company’s common shares, the reverse split may not result in an increased market price or a per share market price that will attract investors. As a result, the trading liquidity of our common shares may not necessarily improve.
      A decline in the market price of our common shares after the reverse split may result in a greater percentage decline than would occur in the absence of a reverse split, and the liquidity of the common shares could be adversely affected following such a reverse split.
      If the reverse split is implemented and the market price of our common shares declines, the percentage decline may be greater than would occur in the absence of the reverse split. The market price of our common shares will, however, also be based on our company’s performance and other factors, which are unrelated to the number of common shares outstanding. Furthermore, the liquidity of our common shares could be adversely affected by the reduced number of common shares that would be outstanding after the reverse split.
Principal Effects of the Reverse Split
      If approved and implemented, the reverse split will occur simultaneously for all of our common shares and the consolidation ratio will be the same for all of our common shares. The reverse split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in our company, except to the extent that the reverse split would otherwise result in any stockholder owning a fractional share. As described below under “Effect on Fractional Stockholders”, registered stockholders otherwise entitled to fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-consolidation stockholders to the extent there are stockholders who otherwise would be entitled to receive less than one common share of our company after the reverse split. In addition, the reverse split will not affect any stockholder’s proportionate voting rights (subject to the treatment of fractional shares). Each common share outstanding after the reverse split will be entitled to one vote and will be fully paid and non-assessable.
      The principal effects of the reverse split will be that: the number of common shares of the Company issued and outstanding will be reduced from approximately 46.827 million common shares as of June 24, 2005 to between approximately 9.365 and 4.683 million common shares, depending on the ratio selected by our board of directors.

      The reverse split may result in some stockholders owning “odd lots” of less than 100 common shares of the Company on a post-consolidation basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “board lots” of even multiples of 100 shares.

Effect on Fractional Stockholders
      No fractional shares will be issued if, as a result of the reverse split, a registered stockholder would otherwise become entitled to a fractional share. Instead, we will pay to the registered stockholder, in cash, the value of any fractional share interest arising from the reverse split. The amount of the cash payment will be equal to the product obtained by multiplying the fraction by the average closing price of our common shares (as adjusted to reflect the share consolidation) on the OTC Bulletin Board for the ten trading days immediately prior to the effective date of the reverse split. If such price or prices are not available, the fractional share payment will be based on such other price or prices as determined by our board of directors in its sole discretion. A stockholder whose latest address in our company’s share register is in Canada will receive the Canadian dollar equivalent of any fractional share payment to which such stockholder is entitled. Such payment will be converted from United States dollars into Canadian dollars based upon the noon spot rate published by the Bank of Canada on the business day immediately prior to the effective date of the reverse split. No transaction costs will be assessed to stockholders for this conversion. Stockholders will not be entitled to receive interest for the period of time between the effective date of the reverse split and the date payment is made for their fractional shares.
      A person otherwise entitled to a fractional share interest will not have any voting, dividend or other rights in respect of their fractional interest except to receive the cash payment as described above. Such cash payments will reduce the number of post-consolidation stockholders to the extent that there are stockholders holding fewer than the number of pre-consolidation shares specified in the ratio selected by our Board of Directors at the time the reverse split is implemented. This, however, is not the purpose for which the Company is effecting the reverse split.

Effect on Non-registered Stockholders
      Non-registered stockholders holding their common shares through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the reverse split than those that will be put in place by our company for registered stockholders, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of fractional share interests. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

Effect on Convertible Securities and Stock Options
      The exercise or conversion price and/or the number of common shares of our company issuable under any outstanding convertible securities and stock options will be proportionately adjusted upon the implementation of the reverse split, in accordance with the terms of such securities, based on the consolidation ratio selected by our board of directors.

Effect on Share Certificates
      If the proposed reverse split is approved by stockholders and implemented by our board of directors, we will make further announcements regarding how registered stockholders may exchange their existing shares certificates with new share certificates, representing the number of post-consolidation common shares to which the stockholders are entitled.
      STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY SHARE CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Income Tax Consequences of the Reverse Stock Split
      We will not seek an opinion of counsel or a ruling from the Internal Revenue Service or Canada Revenue Agency (“CRA”) regarding the income tax consequences of the reverse stock split. For stockholders subject to the United States taxation, we believe that because the reverse stock split is not part of a plan to increase any stockholder’s proportionate interest in the assets or earnings and profits of our company, the reverse stock split will have, among others, the following material federal income tax effects:

•	A stockholder will not recognize gain or loss as a result of the reverse stock split. In the aggregate, the stockholder’s basis in post-consolidation common shares (including any fractional share deemed received) will equal his or her basis in the pre-consolidation split common shares.

•	A stockholder’s holding period for tax purposes for shares of the post-consolidation common shares will be the same as the holding period for tax purposes of the pre-consolidation common shares exchanged therefor.

•	The reverse stock split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, or will otherwise qualify for general nonrecognition treatment, and our company will not recognize any gain or loss as a result of the reverse stock split.
      For stockholders subject to Canadian taxation, under the current administrative policy of the CRA, no disposition or acquisition will be considered to have occurred for Canadian federal income tax purposes as a result of the consolidation of the our common shares. Consequently, other than upon receipt by a stockholder of cash for a fraction of a share arising from the consolidation, the reverse split will not result in the realization of any income, gain or loss by a stockholder. In general, for a stockholder that holds our common shares as capital property, the aggregate adjusted cost base of the common shares held by such stockholder immediately after the reverse split will be the same as the aggregate adjusted cost base of the common shares held by such stockholder immediately before the consolidation subject to the reduction resulting from the receipt of cash for fractional shares described below. Other stockholder should confirm with their own tax advisors the resulting cost to them of common shares held immediately after the consolidation.
      A stockholder, subject to Canadian taxation who receives cash in lieu of a fraction of a share will be required to include any resulting gain or loss in the computation of the stockholder’s income in the normal fashion for the stockholder under the Tax Act. However, consistent with the administrative practice of the CRA in analogous circumstances, if a stockholder holds our common shares as capital property and receives cash in an amount not exceeding Cdn$200 in lieu of a fraction of a share on the reverse split, the stockholder may ignore the computation of any gain or loss on the partial disposition of the stockholder’s fractional interest and reduce the adjusted cost base of the common shares received on the reverse split by the amount of such cash.
      The above summary does not discuss any state, provincial, local, foreign or other tax consequences. The summary is for general information only and does not discuss consequences which may apply to special classes of taxpayers. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.
      ACCORDINGLY, STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.
Procedure for Implementing the Reverse Split
      If the special resolution is approved by stockholders and our board of directors decides to implement the reverse split, we will promptly file a certificate of amendment with the Secretary of State of the State of Delaware in the form prescribed by Delaware General Corporation Law to amend our Certificate of Incorporation. The reverse split will become effective on the filing date of the certificate of amendment or such later date as may be specified on the certificate of amendment, provided that such later date may not be more than 90 days after the filing date. We will also file a Form 8-K with the SEC to report the reverse split and the amendment to our certificate of incorporation.
No Dissenters’ Rights
      Under the Delaware General Corporation Law, stockholders do not have dissenters’ and appraisal rights with respect to the proposed reverse split.
Vote Required and Recommendation of Board of Directors
      The text of the resolution, which will be submitted to stockholders at the meeting, is set forth below. For the reasons indicated above, the Board of Directors and management of our company believe that the proposed share reverse split is in the best interests of our company and its stockholders and, accordingly, recommend that stockholders vote FOR the special resolution. The resolution must be approved by a majority of all the issued and outstanding common shares of our company.
      IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY YOUR SHARES WILL BE VOTED FOR THE SPECIAL RESOLUTION RELATING TO THE REVERSE SPLIT, UNLESS YOU SPECIFICALLY INDICATE OTHERWISE ON THE FORM OF PROXY.
      We propose the following resolution:

“BE AND IT IS HEREBY RESOLVED THAT:

A. DataWave Systems Inc. (the “Company”) is hereby authorized to amend its certificate of incorporation to provide that:

1. The authorized capital of the Company is altered by consolidating the entire authorized capital of the Company, consisting of 100 million common shares with a par value of $0.001, on the basis of a consolidation ratio to be selected by the Company’s board of directors, in its sole discretion, provided that (i) the ratio may be no smaller than one post-consolidation share for every five pre-consolidation shares and no larger than one post-consolidation share for every ten pre-consolidation shares, and (ii) the number of pre-consolidation shares in the ratio must be a whole number of common shares. The par value of post-consolidation common shares shall be adjusted in accordance with the selected consolidation ratio.

2. In the event that the consolidation would otherwise result in the issuance of a fractional share, no fractional share shall be issued and the Company shall pay to the registered stockholder a cash amount equal to the product obtained by multiplying the fraction by the average closing price of the common shares of the Company (as adjusted to reflect the share consolidation) on the OTC Bulletin Board for the ten trading days immediately prior to the effective date of the consolidation or if such price or prices are not available the fractional share payment shall be based on such other price or prices as determined by the board of directors of the Company in its sole discretion. The Company shall pay to those stockholders whose latest address as shown in the records of the Company is in Canada, the Canadian dollar equivalent of any fractional share payment to which such stockholders are entitled, converting such payments from United States dollars into Canadian dollars based upon the noon spot rate published by the Bank of Canada on the business day immediately prior to the effective date of the share consolidation.

B. Any officer or director of the Company is hereby authorized to execute and deliver all documents and to do all acts and things necessary or desirable to give effect to this special resolution, including, without limitation, the determination of the effective date of the consolidation and the delivery of certificate of amendment in the prescribed form to the Secretary of State of the State of Delaware, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination.

C. Notwithstanding the foregoing, the directors of the Company are hereby authorized, without further approval of or notice to the stockholders of the Company, to abandon this resolution at any time before a certificate of amendment is filed. If a certificate of amendment is not filed on or before March 31, 2006, this resolution is of no further force and effect.
OTHER MATTERS
Stockholder Proposals
      Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2006 proxy statement, your proposal must be received by us no later than                     , 2006 and must otherwise comply with Rule 14a-8 under the Exchange Act. Further, if you would like to nominate a director or bring any other business before the stockholders at the 2006 Annual Meeting, you must comply with the procedures contained in the Bylaws and you must notify us in writing and such notice must be delivered to or received by the Secretary of our company no later than                     , 2006. While the Board will consider stockholder proposals, we reserve the right to omit from our 2006 proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act.
      You may write to our Secretary at our principal executive office, 13575 Commerce Parkway, Suite 110, Richmond, British Columbia, Canada, V6V 2L1., to deliver the notices discussed above.

Annual Report and Financial Statements
      Attention is directed to the financial statements contained in our Annual Report to Stockholders on Form 10-KSB for the year ended March 31, 2005. A copy of the Annual Report to Stockholders has been sent, or is concurrently being sent, to all stockholders of record as of July 6, 2005.
Other Matters to Come Before the Annual Meeting
      As of the date of this proxy statement, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy form to vote the shares represented thereby on such matters in accordance with their best judgment.
Dated: July      , 2005

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Joshua Emanuel

Joshua Emanuel
Chairman of the Board

Appendix A
DataWave Systems Inc. Audit Committee Charter
Statement of Policy
      The Audit Committee shall provide assistance to the Company’s directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate internal controls and accounting, internal and financial reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Company.
Appointment
      The Audit Committee shall be composed of a majority of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.
      The chairperson of the committee will be a non-executive director.
Term
      Membership shall be for one year, renewable when directors are elected or re-elected as directors of the Company.
Meetings
      Meetings shall be held on a regular basis. At a minimum, meetings shall be held during the fiscal year as follows:
      to review the quarterly financial statements
      to review the annual financial statements and to review the audit to review the independence of the auditors
Responsibilities
      The Audit Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to shareholders and others relating to the Company’s financial statements, independent audits, and all financial systems and processes.
      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.
      The Committee, as representatives of the shareholders, has the ultimate authority to select, evaluate and, where appropriate, replace the independent auditors, or to nominate the independent auditors to be proposed for shareholder approval in the proxy statement.
      In carrying out these responsibilities, the Audit Committee will:

Independent Auditor
      (a) Appoint (and recommend that the board submit for shareholder ratification), compensate, retain, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. The independent auditor will report directly to the audit committee and the audit committee will oversee the resolution of disagreements between management and the independent auditor if they arise. Review the performance of the independent auditor and remove the independent auditor if circumstances warrant.
      (b) Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors. Consider whether the auditor’s performance of permissible nonaudit services is compatible with the auditor’s independence.
      (c) Review with the independent auditors, and the Company’s financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically should review Company policy statements to determine their adherence to the code of conduct.
      (d) Confirm and assure the independence of the independent auditors and require that the independent auditors annually provide a formal written statement to the Committee setting forth all relationships between the independent auditors and the Company, consistent with the Independence Standard Board Standard No. 1. The Committee will discuss with the independent auditors any disclosed relationships or services which may impact the objectivity and independence of the independent auditors. The Committee will take, or recommend that the full Board of Directors take, appropriate action to ensure the independence of the independent auditors.
      (e) Annually, obtain and review a report by the independent auditor describing:
      the firm’s internal quality-control procedures;
      any material issues raised by the most recent internal quality-control review or peer review, or by any inquiry or investigation conducted by governmental or professional authorities during the preceding five years with respect to independent audits carried out by the firm, and any steps taken to deal with any such issues; and
      all relationships between the independent auditor and the company, addressing the matters set forth in Independence Standards Board Standard No. 1
      (f) Set clear hiring policies, compliant with governing laws and regulations, for employees or former employees of the independent auditor.

Documents/ Reports/ Accounting Information Review
      (g) Review the annual financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed. Recommend to the board whether the financial statements should be included in the annual report on Form 10-KSB.
      (h) Review the quarterly financial statements with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.
      (i) Review any other relevant reports or financial information submitted to any governmental body or to the public. Discuss earnings press releases, including the type and presentation of information, paying particular attention to any pro forma or adjusted non-GAAP information. Discuss financial information and earnings guidance provided to analysts and ratings agencies.
      (j) Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the co-operation that the independent auditors received during the course of the audit.

Financial Reporting Process, Accounting Policies, and Internal Control Structure
      (k) Review accounting and financial human resources and succession planning within the Company.
      (l) Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.
      (m) Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.
      (n) Review accounting practices and policies and any changes or proposed changes to such practices and policies to determine appropriateness, conformity to GAAP and compliance with the laws and regulations.
      (o) Review drafts of all financial statements and management discussion and analysis section of all regulatory filings before submission to the Board.
      (p) Review compliance with applicable laws, regulations and guidelines related to financial reporting.

      (q) Receive and review any disclosure from the company’s CEO or CFO made in connection with the certification of the company’s quarterly and annual reports filed with the SEC of: a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the company’s ability to record, process, summarize, and report financial data; and b) any fraud, whether or not material, that involves management or other employees who have a significant role in the company’s internal controls.
      (r) Review and approve all related-party transactions, defined as those transactions required to be disclosed under Item 404 of Regulation S-K X

Ethical, Legal Compliance and Risk Management
      (s) review, and update periodically the Code of Ethics and Business Conduct and determine whether management has established a system to enforce this code. Determine whether the code is in compliance with all applicable rules and regulations.
      (t) Review management’s monitoring of the company’s compliance with its Code of Ethics and Business Conduct, and determine whether management has the proper review system in place such that the company’s financial statements, reports, and other financial information disseminated to governmental organizations and the public satisfy legal requirements.
      (u) Establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. Establish procedures for the confidential, anonymous submission by company employees regarding questionable accounting or auditing matters.
      (v) Review, with the company’s counsel, any legal matter that could have a significant impact on the company’s financial statements.
      (w) Discuss policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process, as well as the company’s major financial risk exposures and the steps management has undertaken to control them
      The Committee’s other responsibilities are:

(x) Review this charter periodically, at least annually, and recommend to the board of directors any necessary amendments.

(y) Perform any other activities consistent with this charter, the company’s bylaws, and governing law, as the board deems necessary or appropriate.

(z) Conduct an annual performance assessment relative to the audit committee’s purpose, duties, and responsibilities outlined herein.

(aa) Review with the independent auditor, the internal auditing department, and management the extent to which changes or improvements in financial or accounting practices have been implemented.

DATAWAVE SYSTEMS INC.
AMENDED 2000 STOCK OPTION PLAN

          This 2000 Stock Option Plan (the “Plan”) provides for the grant of options to acquire shares of common stock, no par value (the “Common Stock”), of Datawave Systems Inc., a British Columbia corporation (the “Corporation”). For the purposes of Eligible Employees (as defined below) who are subject to tax in the United States, stock options granted under this Plan that qualify under Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”), are referred to in this Plan as “Incentive Stock Options”. Incentive Stock Options and stock options that do not qualify under Section 422 of the Code (“Non-Qualified Stock Options”) and stock options granted to non-United States residents under this Plan are referred to collectively as “Options”.

1. PURPOSE

1.1 The purpose of this Plan is to retain the services of valued key employees and consultants of the Corporation and such other persons as the Plan Administrator shall select in accordance with Section 3 below, and to encourage such persons to acquire a greater proprietary interest in the Corporation, thereby strengthening their incentive to achieve the objectives of the shareholders of the Corporation, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons selected by the Plan Administrator.

1.2 This Plan shall at all times be subject to all legal requirements relating to the administration of stock option plans, if any, under applicable Canadian federal and provincial, and United States federal and state securities laws, the Code, the rules of any applicable stock exchange or stock quotation system, and the rules of any foreign jurisdiction applicable to Options granted to residents therein (collectively, the “Applicable Laws”).

2. ADMINISTRATION

2.1 This Plan shall be administered initially by the Board of Directors of the Corporation (the “Board”), except that the Board may, in its discretion, establish a committee composed of two (2) or more members of the Board to administer the Plan, which committee (the “Committee”) may be an executive, compensation or other committee, including a separate committee especially created for this purpose. The Board or, if applicable, the Committee is referred to herein as the “Plan Administrator”.

2.2 If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board shall consider in selecting the Plan Administrator and the membership of any Committee, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code, and (b) “Non-Employee Directors” as contemplated by Rule 16b-3 under the Exchange Act.

2.3 The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of the Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting.

2.4 The Board may at any time amend, suspend or terminate the Plan, subject to such shareholder approval as may be required by Applicable Laws, including the rules of an applicable stock exchange or other national market system, provided that:

(a)	no Options may be granted during any suspension of the Plan or after termination of the Plan; and

(b)	any amendment, suspension or termination of the Plan will not affect Options already granted, and such Options will remain in full force and affect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Optionee (as defined below) and the Plan Administrator, which agreement will have to be in writing and signed by the Optionee and the Corporation.

2.5 No Options shall be granted under the Plan if the result at any time would be:

(a)	the number of shares of Common Stock reserved for issuance with respect to options granted to Insiders (as defined below) would exceed ten percent (10%) of the outstanding Common Stock;

(b)	the issuance to Insiders, within a one year period, would result in a number of shares of Common Stock issued to Insiders exceeding ten percent (10%) of the outstanding Common Stock; or

(c)	the issuance to any one Insider, within a one year period, a number of shares of Common Stock that would exceed five percent (5%) of the outstanding Common Stock.

2.6 Subject to the provisions of this Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to:

(a)	construe and interpret this Plan;

(b)	define the terms used in the Plan;

(c)	prescribe, amend and rescind the rules and regulations relating to this Plan;

(d)	correct any defect, supply any omission or reconcile any inconsistency in this Plan;

(e)	grant Options under this Plan;

(f)	determine the individuals to whom Options shall be granted under this Plan and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option, or otherwise;

(g)	determine the time or times at which Options shall be granted under this Plan;

(h)	determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable;

(i)	determine all other terms and conditions of the Options; and

(j)	make all other determinations and interpretations necessary and advisable for the administration of the Plan.

2.7 All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries, subject to any contrary determination by the Board.

3. ELIGIBILITY

3.1 Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Corporation or any Related Corporation (as defined below) subject to tax in the United States (“Eligible Employees”).”

3.2 Non-Qualified Stock Options may be granted to Eligible Employees and to such other persons who are not Eligible Employees as the Plan Administrator shall select, subject to any applicable laws.”

3.3 Options may be granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Corporation or any subsidiary of the Corporation. Options also may be granted in exchange for outstanding Options.

3.4 No person shall be eligible to receive in any fiscal year Options to purchase more than 5% of the outstanding shares of Common Stock (subject to adjustment as set forth in Section 5.1(m) hereof). Any person to whom an Option is granted under this Plan is referred to as an “Optionee”. Any person who is the owner of an Option is referred to as a “Holder”.

3.5 As used in this Plan, the term “Related Corporation” shall mean any corporation (other than the Corporation) that is a “Parent Corporation” of the Corporation or “Subsidiary Corporation” of the Corporation, as those terms are defined in Sections 424(e) and 424(f), respectively, of the Code (or any successor provisions) and the regulations thereunder (as amended from time to time).

4. STOCK

4.1 The Plan Administrator is authorized to grant Options to acquire up to a total of 5,266,720 shares of the Corporation’s authorized but unissued, or reacquired, Common Stock. The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Section 5.1(m) hereof. In the event that any outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option granted to the same Optionee or to a different person eligible under Section 3 of this Plan; provided however, that any cancelled Options will be counted against the maximum number of shares with respect to which Options may be granted to any particular person as set forth in Section 3 hereof.

5. TERMS AND CONDITIONS OF OPTIONS

5.1 Each Option granted under this Plan shall be evidenced by a written agreement approved by the Plan Administrator (the “Agreement”). Agreements may contain such provisions, not inconsistent with this Plan, as the Plan Administrator in its discretion may deem advisable. All Options also shall comply with the following requirements:

(a)	Number of Shares and Type of Option

Each Agreement shall state the number of shares of Common Stock to which it pertains and, for Optioness subject to tax in the United States, whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option, provided that:

(i)	in the absence of action to the contrary by the Plan Administrator in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options;

(ii)	the aggregate fair market value (determined at the Date of Grant, as defined below) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee subject to tax in the United States during any calendar year (granted under this Plan and all other Incentive Stock Option plans of the Corporation, a Related Corporation or a predecessor corporation) shall not exceed U.S.$100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time (the “Annual Limit”); and

(iii)	any portion of an Option which exceeds the Annual Limit shall not be void but rather shall be a Non-Qualified Stock Option.

(b)	Date of Grant

Each Agreement shall state the date the Plan Administrator has deemed to be the effective date of the Option for purposes of this Plan (the “Date of Grant”).

(c)	Option Price

Each Agreement shall state the price per share of Common Stock at which it is exercisable. The Plan Administrator shall act in good faith to establish the exercise price in accordance with Applicable Laws; provided that:

(i)	the per share exercise price for an Incentive Stock Option or any Option granted to a “covered employee” as such term is defined for purposes of Section 162(m) of the Code (“Covered Employee”) shall not be less than the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith;

(ii)	with respect to Incentive Stock Options granted to greater-than-ten percent (>10%) shareholders of the Corporation (as determined with reference to Section 424(d) of the Code), the exercise price per share shall not be less than one hundred ten percent (110%) of the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith;

(iii)	Options granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Corporation or any subsidiary of the Corporation may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur; and

(iv)	With respect to Non-Qualified Stock Options, the exercise price per share shall be determined by the Plan Administrator at the time the Option is granted, but such price shall not be less than the closing trading price of the Common Stock on any stock exchange or stock quotation system on which the Common Shares are listed or posted for trading on the last trading day preceding the date on which the Option is granted. In the event that the Common Stock is not listed and posted for trading on any stock exchange or other quotation systems, the exercise price shall be the fair market value of the Common Stock as determined by the Plan Administrator.”

(d)	Duration of Options

At the time of the grant of the Option, the Plan Administrator shall designate, subject to paragraph 5.1(g) below, the expiration date of the Option, which date shall not be later than ten (10) years from the Date of Grant; provided, that the expiration date of any Incentive Stock Option granted to a greater-than-ten percent (>10%) shareholder of the Corporation (as determined with reference to Section 424(d) of the Code) shall not be later than five (5) years from the Date of Grant. In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular Option, and except in the case of Incentive Stock Options as described above, all Options granted under this Plan shall expire five (5) years from the Date of Grant.

(e)	Vesting Schedule

No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Plan Administrator at the time of grant of the Option prior to the provision of services with respect to which such Option is granted; provided that if no vesting schedule is specified at the time of grant, the Option shall vest as follows:

(i)	on the first anniversary of the Date of Grant, the Option shall vest and shall become exercisable with respect to 25% of the Common Stock to which it pertains;

(ii)	on the second anniversary of the Date of Grant, the Option shall vest and shall become exercisable with respect to an additional 25% of the Common Stock to which it pertains;

(iii)	on the third anniversary of the Date of Grant, the Option shall vest and shall become exercisable with respect to an additional 25% of the Common Stock to which it pertains; and

(iv)	on the fourth anniversary of the Date of Grant, the Option shall vest and shall become exercisable with respect to balance of the Common Stock to which it pertains.

The Plan Administrator may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives established in advance of the commencement by the Optionee of services related to the achievement of the performance objectives. Performance objectives shall be expressed in terms of one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or the Corporation’s performance relative to its internal business plan, or such other terms as determined and directed by the Board. Performance objectives may be in respect of the performance of the Corporation as a whole (whether on a consolidated or unconsolidated basis), a Related Corporation, or a subdivision, operating unit, product or product line of either of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range. An Option that is exercisable (in full or in part) upon the achievement of one or more performance objectives may be exercised only following written notice to the Optionee and the Corporation by the Plan Administrator that the performance objective has been achieved.

(f)	Acceleration of Vesting

The vesting of one or more outstanding Options may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion. The vesting of Options also shall be accelerated under the circumstances described in Section 5.1(m) below.

(g)	Term of Option

(i)	Options that have vested as specified by the Plan Administrator or in accordance with this Plan, shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

A.	the expiration of the Option, as designated by the Plan Administrator in accordance with Section 5.1(d) above;

B.	the date of an Optionee’s termination of employment or contractual relationship with the Corporation or any Related Corporation for cause (as determined in the sole discretion of the Plan Administrator);

C.	the expiration of three (3) months from the date of an Optionee’s termination of employment or contractual relationship with the Corporation or any Related Corporation for any reason whatsoever other than cause, death or Disability (as defined below); or

D.	the expiration of one year (1) from termination of an Optionee’s employment or contractual relationship by reason of death or Disability (as defined below).

(ii)	Upon the death of an Optionee, any vested Options held by the Optionee shall be exercisable only by the person or persons to whom such Optionee’s rights under such Option shall pass by the Optionee’s will or by the laws of descent and distribution of the Optionee’s domicile at the time of death and only until such Options terminate as provided above.

(iii)	For purposes of the Plan, unless otherwise defined in the Agreement, “Disability” shall mean medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than six (6) months or that can be expected to result in death. The Plan Administrator shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Plan Administrator. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the Plan, determine the date of an Optionee’s termination of employment or contractual relationship.

(iv)	Unless accelerated in accordance with Section 5.1(f) above, unvested Options shall terminate immediately upon termination of employment of the Optionee by the Corporation for any reason whatsoever, including death or Disability.

(v)	For purposes of this Plan, transfer of employment between or among the Corporation and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Corporation or any Related Corporation. For purposes of this subsection, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee’s re-employment rights are guaranteed by statute or by contract.

(h)	Exercise of Options

(i)	Options shall be exercisable, in full or in part, at any time after vesting, until termination. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than fifty (50) shares (as adjusted pursuant to Section 5.1(m) below) may be exercised; provided, that if the vested portion of any Option is less than fifty (50) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

(ii)	Options or portions thereof may be exercised by giving written notice to the Corporation, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Stock so purchased, which payment shall be in the form specified in Section 5.1(i) below. The Corporation shall not be obligated to issue, transfer or deliver a certificate of Common Stock to the Holder of any Option, until provision has been made by the Holder, to the satisfaction of the Corporation, for the payment of the aggregate exercise price for all shares for which the Option shall have been exercised and for satisfaction of any tax withholding obligations associated with such exercise.

(iii)	During the lifetime of an Optionee, Options are exercisable only by the Optionee or in the case of a Non-Qualified Stock Option, transferee who takes title to such Option in the manner permitted by subsection 5.1(k) hereof.

(i)	Payment upon Exercise of Option

Upon the exercise of any Option, the aggregate exercise price shall be paid to the Corporation in cash or by certified or cashier’s check. In addition, if pre-approved in writing by the Plan Administrator who may arbitrarily withhold consent, the Holder may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

(i)	by delivering to the Corporation shares of Common Stock previously held by such Holder, or by the Corporation withholding shares of Common Stock otherwise deliverable pursuant to exercise of the Option, which shares of Common Stock received or withheld shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the aggregate exercise price to be paid by the Optionee upon such exercise; or

(ii)	by complying with any other payment mechanism approved by the Plan Administrator at the time of exercise.

(j)	No Rights as a Shareholder

A Holder shall have no rights as a shareholder with respect to any shares covered by an Option until such Holder becomes a record holder of such shares, irrespective of whether such Holder has given notice of exercise. Subject to the provisions of Section 5.1(m) hereof, no rights shall accrue to a Holder and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Holder becomes a record holder of the shares of Common Stock covered by the Option, irrespective of whether such Holder has given notice of exercise.

(k)	Transfer of Option

(i)	Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution or, in the case of a Non-Qualified Stock Option, pursuant to a qualified domestic relations order, and shall not be subject to execution, attachment or similar process; provided however that, subject to applicable laws:

A. for Non-Qualified Stock Options, any Agreement may provide or be amended to provide that a Non-Qualified Stock Option to which it relates is transferable without payment of consideration to immediate family members of the Optionee or to trusts or partnerships or limited liability companies established exclusively for the benefit of the Optionee and the Optionee’s immediate family members;

B. For all Options, the Optionee’s heirs or administrators may exercise any portion of the outstanding Options within one year of the Optionee’s death.

(ii)	Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Option shall thereupon terminate and become null and void.

(l)	Securities Regulation and Tax Withholding

(i)	Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all Applicable Laws. The inability of the Corporation to obtain from any regulatory body the authority deemed by the Corporation to be necessary for the lawful issuance and sale of any Options or shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan, shall relieve the Corporation of any liability with respect to the non-issuance or sale of such Options or shares.

(ii)	As a condition to the exercise of an Option, the Plan Administrator may require the Holder to represent and warrant in writing at the time of such exercise that the shares are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Plan Administrator, a stop-transfer order against such shares may be placed on the stock books and records of the Corporation, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Plan Administrator also may require such other documentation as may from time to time be necessary to comply with federal, provincial or state securities laws. THE CORPORATION HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF OPTIONS OR THE SHARES OF STOCK ISSUABLE UPON THE EXERCISE OF OPTIONS.

(iii)	The Holder shall pay to the Corporation by certified or cashier’s check, promptly upon exercise of an Option or, if later, the date that the amount of such obligations becomes determinable, all applicable federal, state, provincial, local and foreign withholding taxes that the Plan Administrator, in its discretion, determines to result upon exercise of an Option or from a transfer or other disposition of shares of Common Stock acquired upon exercise of an Option or otherwise related to an Option or shares of Common Stock acquired in connection with an Option. Upon approval of the Plan Administrator, a Holder may satisfy such obligation by complying with one or more of the following alternatives selected by the Plan Administrator:

A.	by delivering to the Corporation shares of Common Stock previously held by such Holder or by the Corporation withholding shares of Common Stock otherwise deliverable pursuant to the exercise of the Option, which shares of Common Stock received or withheld shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to any withholding tax obligations arising as a result of such exercise, transfer or other disposition; or

B.	by complying with any other payment mechanism approved by the Plan Administrator from time to time.

(iv)	The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of Options may be delayed, at the discretion of the Plan Administrator, until the Plan Administrator is satisfied that the applicable requirements of the federal, provincial and state securities laws and the withholding provisions under Applicable Laws have been met and that the Holder has paid or otherwise satisfied any withholding tax obligation as described in paragraph 5.1(l)(iii) above.

(m)	Stock Dividend or Reorganization

(i)	If (1) the Corporation shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any “corporate transaction” described in the regulations thereunder; (2) the Corporation shall declare a dividend payable in, or shall subdivide, reclassify, reorganize, or combine, its Common Stock or (3) any other event with substantially the same effect shall occur, the Plan Administrator shall, subject to applicable law, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock subject to such Option and/or the exercise price per share so as to preserve the rights of the Holder substantially proportionate to the rights of the Holder prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this Plan and the exercise price for such Options shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrator, the Corporation, the Corporation’s shareholders, or any Holder, so as to preserve the proportional rights of the Holder.

(ii)	In the event that the presently authorized capital stock of the Corporation is changed into the same number of shares with a different par value, or without par value, the stock resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan, and each Option shall apply to the same number of shares of such new stock as it applied to old shares immediately prior to such change.

(iii)	If the Corporation shall at any time declare an extraordinary dividend with respect to the Common Stock, whether payable in cash or other property, the Plan Administrator may, subject to applicable law, in the exercise of its sole discretion and with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock subject to such Option and/or adjust the exercise price per share so as to preserve the rights of the Holder substantially proportionate to the rights of the Holder prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrator, the Corporation, the Corporation’s shareholders, or any Holder.

(iv)	The foregoing adjustments in the shares subject to Options shall be made by the Plan Administrator, or by any successor administrator of this Plan, or by the applicable terms of any assumption or substitution document.

(v)	The grant of an Option shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

6. EFFECTIVE DATE; SHAREHOLDER APPROVAL

6.1 Incentive Stock Options may be granted by the Plan Administrator from time to time on or after the date on which this Plan is adopted (the “Effective Date”) through the day immediately preceding the tenth anniversary of the Effective Date.

6.2 Non-Qualified Stock Options may be granted by the Plan Administrator on or after the Effective Date and until this Plan is terminated by the Board in its sole discretion.

6.3 Termination of this Plan shall not terminate any Option granted prior to such termination.

6.4 The approval of Disinterested Shareholders will be obtained for any reduction in the exercise price of Options if the Optionee is an Insider of the Corporation at the time of the proposed amendment. The terms “Disinterested Shareholder” and “Insider” shall have the meanings as defined for those terms in the Applicable Laws.

6.5 Any Options granted by the Plan Administrator prior to the approval of this Plan by the shareholders of the Corporation shall be granted subject to ratification of this Plan by the shareholders of the Corporation within twelve (12) months before or after the Effective Date. If such shareholder ratification is sought and not obtained, all Options granted prior thereto and thereafter shall be considered Non-Qualified Stock Options and any Options granted to Covered Employees will not be eligible for the exclusion set forth in Section 162(m) of the Code with respect to the deductibility by the Corporation of certain compensation. In addition, any such Options will remain unvested unless and until shareholder approval is obtained.

7. NO OBLIGATIONS TO EXERCISE OPTION

7.1 The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.

8. NO RIGHT TO OPTIONS OR TO EMPLOYMENT

8.1 Whether or not any Options are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan.

8.2 The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Corporation or any Related Corporation, express or implied, that the Corporation or any Related Corporation will employ or contract with an Optionee for any length of time, nor shall it interfere in any way with the Corporation’s or, where applicable, a Related Corporation’s right to terminate Optionee’s employment at any time, which right is hereby reserved.

9. APPLICATION OF FUNDS

9.1 The proceeds received by the Corporation from the sale of Common Stock issued upon the exercise of Options shall be used for general corporate purposes, unless otherwise directed by the Board.

10. INDEMNIFICATION OF PLAN ADMINISTRATOR

10.1 In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator shall be indemnified by the Corporation for all reasonable expenses and liabilities of any type or nature, including attorneys’ fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any Option granted under this Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Corporation), except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrator member is liable for willful misconduct; provided, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Plan Administrator member involved therein shall, in writing, notify the Corporation of such action, suit or proceeding, so that the Corporation may have the opportunity to make appropriate arrangements to prosecute or defend the same.

11. AMENDMENT OF PLAN

11.1 The Plan Administrator may, subject to Applicable Laws, at any time, modify, amend or terminate this Plan or modify or amend Options granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided however that:

(a)	no amendment with respect to an outstanding Option which has the effect of reducing the benefits afforded to the Holder thereof shall be made over the objection of such Holder;

(b)	the events triggering acceleration of vesting of outstanding Options may be modified, expanded or eliminated without the consent of Holders;

(c)	the Plan Administrator may condition the effectiveness of any such amendment on the receipt of shareholder approval at such time and in such manner as the Plan Administrator may consider necessary for the Corporation to comply with or to avail the Corporation and/or the Optionees of the benefits of any securities, tax, market listing or other administrative or regulatory requirement; and

(d)	the Plan Administrator may not increase the number of shares available for issuance on the exercise of Incentive Stock Options without shareholder approval.

11.2 Without limiting the generality of Section 11.1 hereof, the Plan Administrator may modify grants to persons who are eligible to receive Options under this Plan who are foreign nationals or employed outside Canada and the United States to recognize differences in local law, tax policy or custom.

Effective Date: July 29, 2000